Exhibit 99.1   NEWS RELEASE
As previously announced, U.S. Cellular will hold a teleconference on February 21, 2020 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.uscellular.com. U.S. Cellular intends to file its Form 10-K on February 25, 2020.
FOR IMMEDIATE RELEASE
U.S. Cellular reports fourth quarter and full year 2019 results
Strong ARPU growth and cost management drive positive results
Provides guidance for 2020

CHICAGO (February 20, 2020) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,052 million for the fourth quarter of 2019, versus $1,051 million for the same period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $18 million and $0.20, respectively, for the fourth quarter of 2019 compared to $21 million and $0.23, respectively, in the same period one year ago. U.S. Cellular reported Adjusted EBITDA of $222 for the fourth quarter of 2019 compared to $213 million in the same period one year ago.
U.S. Cellular reported total operating revenues of $4,022 million and $3,967 million for the years ended 2019 and 2018, respectively. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $127 million and $1.44, respectively, for the year ended 2019 compared to $150 million and $1.72, respectively, for the year ended 2018. U.S. Cellular reported Adjusted EBITDA of $1,015 million in 2019 compared to $963 million in 2018.
"In 2019 we made significant progress on our strategic imperatives," said Kenneth R. Meyers, U.S. Cellular President and CEO. "We increased revenues and Adjusted EBITDA, putting us in a strong position to proceed with our multi-year network modernization plan. This work will increase speeds and capacity and ready our network for 5G and the exciting opportunities this technology will bring. Additionally we successfully secured spectrum in two FCC auctions strategically positioning us for future 5G services.
"Customers’ continued migration to higher priced service plans, growing smartphone penetration in our base and increased penetration of device protection services helped increase average revenue per user. We generated strong growth in roaming revenue, while at the same time driving down roaming expense through favorable agreements with major carriers.
"As we move into 2020, we will build upon many of the significant programs introduced last year including more compelling unlimited pricing, our new brand positioning “Bringing Fairness to Wireless”, a new web platform with enhanced capabilities and significant network improvements. Leveraging these programs and others, we expect to enhance our customer experience, identify new and emerging revenue streams, reduce costs throughout the business and invest in our Associates and our future. This year, we will launch 5G services commercially in two of our markets and continue our VoLTE deployment. Additionally, we are excited that we recently launched commercial service in Sioux City, Iowa and Northern Wisconsin."

2020 Estimated Results

U.S. Cellular’s current estimates of full-year 2020 results are shown below. Such estimates represent management’s view as of February 20, 2020 and should not be assumed to be current as of any future date. U.S. Cellular undertakes no duty to update such information, whether as a result of new estimates, future events or otherwise. There can be no assurance that final results will not differ materially from estimated results.

	2020 Estimated Results	Actual Results for the Year Ended December 31, 2019
(Dollars in millions)
Service revenues	$3,000-$3,100	$3,035
Adjusted OIBDA[1]	$775-$900	$832
Adjusted EBITDA[1]	$950-$1,075	$1,015
Capital expenditures	$850-$950	$710
The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results and actual results for the years ended December 31, 2019 and 2018. In providing 2020 estimated results, U.S. Cellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

	2020 Estimated Results	Actual Results for the Year Ended December 31, 2019	Actual Results for the Year Ended December 31, 2018
(Dollars in millions)
Net income (GAAP)	N/A	$133	$164
Add back or deduct:
Income tax expense	N/A	52	51
Income before income taxes (GAAP)	$130-$255	$185	$215
Add back:
Interest expense	110	110	116
Depreciation, amortization and accretion expense	690	702	640
EBITDA (Non-GAAP)[1]	$930-$1,055	$997	$971
Add back or deduct:
(Gain) loss on asset disposals, net	20	19	10
(Gain) loss on sale of business and other exit costs, net	—	(1)	—
(Gain) loss on license sales and exchanges, net	—	—	(18)
Adjusted EBITDA (Non-GAAP)[1]	$950-$1,075	$1,015	$963
Deduct:
Equity in earnings of unconsolidated entities	160	166	159
Interest and dividend income	15	17	15
Other, net	—	—	(1)
Adjusted OIBDA (Non-GAAP)[1]	$775-$900	$832	$790

[1]
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2019, can be found on U.S. Cellular’s website at investors.uscellular.com.

Conference Call Information
U.S. Cellular will hold a conference call on February 21, 2020 at 9:00 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://www.webcaster4.com/Webcast/Page/1145/33161

▪	Access the call by phone at 877-273-7192 (US/Canada), conference ID: 2677654

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About U.S. Cellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.9 million connections in 20 states. The Chicago-based company had 5,500 full- and part-time associates as of December 31, 2019. At the end of the fourth quarter of 2019, Telephone and Data Systems, Inc. owned 82 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
312-592-5379
jane.mccahon@tdsinc.com
Julie D. Mathews, IRC, Director - Investor Relations of TDS
312-592-5341
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.
For more information about U.S. Cellular, visit:
U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Retail Connections
Postpaid
Total at end of period	4,383,000	4,395,000	4,414,000	4,440,000	4,472,000
Gross additions	170,000	163,000	137,000	137,000	179,000
Feature phones	2,000	3,000	5,000	4,000	4,000
Smartphones	128,000	121,000	97,000	98,000	132,000
Connected devices	40,000	39,000	35,000	35,000	43,000
Net additions (losses)	(12,000)	(19,000)	(26,000)	(32,000)	6,000
Feature phones	(11,000)	(11,000)	(10,000)	(13,000)	(11,000)
Smartphones	13,000	9,000	(1,000)	(1,000)	31,000
Connected devices	(14,000)	(17,000)	(15,000)	(18,000)	(14,000)
ARPU[1]	$46.57	$46.16	$45.90	$45.44	$45.58
ARPA[2]	$120.99	$119.87	$119.46	$118.84	$119.60
Churn rate[3]	1.38%	1.38%	1.23%	1.26%	1.29%
Handsets	1.11%	1.09%	0.97%	0.99%	1.00%
Connected devices	3.44%	3.44%	3.01%	3.08%	3.20%
Prepaid
Total at end of period	506,000	510,000	500,000	503,000	516,000
Gross additions	63,000	70,000	61,000	61,000	66,000
Net additions (losses)	(3,000)	9,000	(2,000)	(13,000)	(12,000)
ARPU[1]	$34.11	$34.35	$34.43	$33.44	$32.80
Churn rate[3]	4.40%	4.03%	4.20%	4.92%	4.98%
Total connections at end of period[4]	4,941,000	4,957,000	4,967,000	4,995,000	5,041,000
Market penetration at end of period
Consolidated operating population	30,740,000	31,310,000	31,310,000	31,310,000	31,469,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$243	$170	$195	$102	$242
Total cell sites in service	6,578	6,554	6,535	6,506	6,531
Owned towers	4,166	4,123	4,116	4,106	4,129
Due to rounding, the sum of quarterly results may not equal the total for the year.

[1]
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

[2]	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

[3]	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

[4]	Includes reseller and other connections.

[5]	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$763	$754	1%	$3,035	$2,978	2%
Equipment sales	289	297	(3)%	987	989	–
Total operating revenues	1,052	1,051	–	4,022	3,967	1%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	188	193	(2)%	756	758	–
Cost of equipment sold	305	315	(3)%	1,028	1,031	–
Selling, general and administrative	378	373	1%	1,406	1,388	1%
Depreciation, amortization and accretion	178	162	10%	702	640	10%
(Gain) loss on asset disposals, net	6	5	18%	19	10	80%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	(1)	—	N/M
(Gain) loss on license sales and exchanges, net	—	—	N/M	—	(18)	98%
Total operating expenses	1,055	1,048	1%	3,910	3,809	3%

Operating income (loss)	(3)	3	N/M	112	158	(29)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	38	39	(2)%	166	159	5%
Interest and dividend income	3	4	(38)%	17	15	17%
Interest expense	(23)	(29)	20%	(110)	(116)	5%
Other, net	—	—	(98)%	—	(1)	N/M
Total investment and other income	18	14	22%	73	57	26%

Income before income taxes	15	17	(15)%	185	215	(14)%
Income tax expense (benefit)	(3)	(4)	12%	52	51	2%
Net income	18	21	(15)%	133	164	(19)%
Less: Net income attributable to noncontrolling interests, net of tax	—	—	(38)%	6	14	(60)%
Net income attributable to U.S. Cellular shareholders	$18	$21	(14)%	$127	$150	(15)%

Basic weighted average shares outstanding	86	86	–	86	86	1%
Basic earnings per share attributable to U.S. Cellular shareholders	$0.21	$0.24	(14)%	$1.47	$1.75	(16)%

Diluted weighted average shares outstanding	88	88	–	88	87	1%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.20	$0.23	(14)%	$1.44	$1.72	(16)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2019	2018
(Dollars in millions)
Cash flows from operating activities
Net income	$133	$164
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	702	640
Bad debts expense	107	95
Stock-based compensation expense	41	37
Deferred income taxes, net	(4)	(3)
Equity in earnings of unconsolidated entities	(166)	(159)
Distributions from unconsolidated entities	161	152
(Gain) loss on asset disposals, net	19	10
(Gain) loss on sale of business and other exit costs, net	(1)	—
(Gain) loss on license sales and exchanges, net	—	(18)
Other operating activities	4	3
Changes in assets and liabilities from operations
Accounts receivable	(46)	(39)
Equipment installment plans receivable	(97)	(149)
Inventory	(20)	(4)
Accounts payable	(69)	3
Customer deposits and deferred revenues	(8)	7
Accrued taxes	(23)	(39)
Other assets and liabilities	(9)	9
Net cash provided by operating activities	724	709

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(650)	(512)
Cash paid for licenses	(266)	(8)
Cash received from investments	29	50
Cash paid for investments	(11)	(17)
Cash received from divestitures and exchanges	41	24
Other investing activities	(7)	(1)
Net cash used in investing activities	(864)	(464)

Cash flows from financing activities
Repayment of long-term debt	(116)	(19)
Common Shares reissued for benefit plans, net of tax payments	(9)	18
Repurchase of Common Shares	(21)	—
Distributions to noncontrolling interests	(4)	(6)
Other financing activities	(2)	(7)
Net cash used in financing activities	(152)	(14)

Net increase (decrease) in cash, cash equivalents and restricted cash	(292)	231

Cash, cash equivalents and restricted cash
Beginning of period	583	352
End of period	$291	$583

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2019¹	2018
(Dollars in millions)
Current assets
Cash and cash equivalents	$285	$580
Short-term investments	—	17
Accounts receivable	1,010	976
Inventory, net	162	142
Prepaid expenses	50	63
Income taxes receivable	46	15
Other current assets	20	19
Total current assets	1,573	1,812

Assets held for sale	—	54

Licenses	2,471	2,186

Investments in unconsolidated entities	447	441

Property, plant and equipment, net	2,207	2,202

Operating lease right-of-use assets	900	—

Other assets and deferred charges	566	579

Total assets	$8,164	$7,274

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2019¹	2018
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$8	$19
Accounts payable	304	313
Customer deposits and deferred revenues	148	157
Accrued taxes	30	30
Accrued compensation	76	78
Short-term operating lease liabilities	105	—
Other current liabilities	79	94
Total current liabilities	750	691

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	507	510
Long-term operating lease liabilities	865	—
Other deferred liabilities and credits	319	389

Long-term debt, net	1,502	1,605

Noncontrolling interests with redemption features	11	11

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,629	1,590
Treasury shares	(70)	(65)
Retained earnings	2,550	2,444
Total U.S. Cellular shareholders’ equity	4,197	4,057

Noncontrolling interests	13	10

Total equity	4,210	4,067

Total liabilities and equity	$8,164	$7,274

[1]
As of January 1, 2019, U.S. Cellular adopted the new lease accounting standard, ASC 842, using a modified retrospective method. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2019 amounts include the impacts of ASC 842, but 2018 amounts remain as previously reported.

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(Dollars in millions)
Cash flows from operating activities (GAAP)	$37	$108	$724	$709
Less: Cash paid for additions to property, plant and equipment	210	235	650	512
Free cash flow (Non-GAAP)[1]	$(173)	$(127)	$74	$197

[1]
Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

EBITDA, Adjusted EBITDA and Adjusted OIBDA
The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes.

	Three Months Ended December 31,
	2019	2018
(Dollars in millions)
Net income (GAAP)	$18	$21
Add back or deduct:
Income tax benefit	(3)	(4)
Income before income taxes (GAAP)	15	17
Add back:
Interest expense	23	29
Depreciation, amortization and accretion expense	178	162
EBITDA (Non-GAAP)	216	208
Add back or deduct:
(Gain) loss on asset disposals, net	6	5
Adjusted EBITDA (Non-GAAP)	222	213
Deduct:
Equity in earnings of unconsolidated entities	38	39
Interest and dividend income	3	4
Adjusted OIBDA (Non-GAAP)	$181	$170